Portillo’s Inc Announces Third Quarter 2021 Financial Results

Chicago, IL— November 18, 2021—Portillo’s Inc. (“Portillo’s” or the “Company”) (NASDAQ: PTLO), the fast-casual restaurant concept known for its menu of Chicago-style favorites, today reported financial results for the third quarter ended September 26, 2021.

Financial Highlights for the third quarter ended September 26, 2021 vs. Prior Year period:

•Total revenue increased 15.3% to $138.0 million
•Same-restaurant sales increased 6.8%
•Operating income decreased 8.8% to $17.2 million
•Net income decreased 19.4% to $6.5 million
•Adjusted EBITDA* decreased 8.4% to $24.2 million
•Restaurant-Level Adjusted EBITDA* decreased 1.1% to $34.2 million
•Cash and cash equivalents on hand were $49.4 million

*Adjusted EBITDA and Restaurant-Level EBITDA are non-GAAP measures. Please see definitions and the reconciliations of these non-GAAP measures accompanying this release.

Michael Osanloo, President and Chief Executive Officer of Portillo’s, said “Our third quarter results demonstrated the resiliency of our brand as we posted solid top line growth and grew our same restaurant sales by almost 7%. In addition, our ability to drive restaurant-level and adjusted EBITDA margins during the quarter, despite the ongoing labor and commodity challenges that have faced our industry, was a testament to our commitment to becoming a world-class, multi-channel restaurant brand focused on high-performance across all of our channels. As we look ahead, our successful IPO has given us the financial flexibility and improved capital structure to capitalize on the massive white space opportunity to grow Portillo’s throughout the country. Our expansion plan will utilize a two-pronged strategy by aiming to expand our presence in our core market across the Midwest as well as targeting major national markets for opportunistic growth. All in all, we are truly excited to have begun our journey as a public company and we look forward to introducing more guests to our unique menu of unrivaled Chicago street food and all-American favorites that has something truly craveable for everyone.”

Initial Public Offering

On October 25, 2021, the Company successfully completed its initial public offering of Class A common stock at $20.00 per share (“IPO”). The Company issued 23,310,810 shares of the Company’s Class A common stock (including 3,040,540 shares sold to the underwriters pursuant to their overallotment option). The Company received net proceeds from the offering of approximately $429.9 million after underwriter discounts and commissions and offering expenses. The net proceeds from the offering were used to pay the redeemable preferred units in full (including the redemption premium) and all of the borrowings outstanding under our Second Lien Credit Agreement (including any prepayment penalties), as well as the purchase of limited liability company units and shares of Class A common stock from certain pre-IPO investors.

Review of Third Quarter 2021 Financial Results

Revenues for the third quarter ended September 26, 2021 were $138.0 million compared to $119.7 million for the quarter ended September 27, 2020, an increase of $18.3 million or 15.3%. The increase in revenues was primarily attributed to an increase in our average check and the opening of two new restaurants in the fourth quarter of 2020 and three new restaurants during the three quarters ended September 26, 2021. Same-restaurant sales increased 6.8% during the third quarter ended September 26, 2021, which was attributable to an increase in average check of 7.9%, partially offset by a decline in traffic. The higher average check was driven by an increase in menu prices, mix of items sold, and more items per order. For the purpose of calculating same-restaurant sales for September 26, 2021, sales for 60 restaurants were included in the Comparable Restaurant Base versus 55 as of the end of the third quarter of 2020.

Operating income for third quarter ended September 26, 2021 was $17.2 million compared to $18.9 million for the quarter ended September 27, 2020, a decrease of $1.7 million or 8.8%. The decrease in operating income was primarily driven by increases in labor, cost of goods sold, excluding depreciation and amortization, occupancy expenses, other operating expenses, and general and administrative expenses, partially offset by the aforementioned increase in revenues and lower depreciation and amortization. The increase in expenses was driven by the opening of two new restaurants in the fourth quarter of 2020 and three new restaurants during the three quarters ended September 26, 2021. Additionally, expenses were comparatively impacted by continued expansion of our dine-in capacity, an increase in commodity prices (primarily beef), and several incremental labor investments to support our team members, including hourly and salary rate increases, training costs and discretionary bonuses. The incremental labor investments were partially offset by lower staffing levels and increased productivity in our restaurants. The decrease in depreciation and amortization expense was primarily attributable to lower amortization expense from an expiring non-compete agreement.

Net income for the third quarter ended September 26, 2021 was $6.5 million compared to $8.1 million for the quarter ended September 27, 2020, a decrease of $1.6 million or 19.4%. The decrease in net income was primarily due to the factors driving the aforementioned decrease in operating income.

Adjusted EBITDA for the third quarter ended September 26, 2021 was $24.2 million compared to $26.4 million for the quarter ended September 27, 2020, a decrease of $2.2 million or 8.4%.

Restaurant-level Adjusted EBITDA for the third quarter ended September 26, 2021 was $34.2 million compared to $34.6 million for the quarter ended September 27, 2020, a decrease of $0.4 million or 1.1%.

A reconciliation of Restaurant-Level Adjusted EBITDA and adjusted EDITDA and the nearest GAAP financial measure is included under “Non-GAAP Measures” in the accompanying financial data below.

Development Highlights
No new Portillo’s restaurants were opened during the third quarter. Subsequent to the end of the quarter, one new restaurant was opened in Westfield, Indiana. To date, four new restaurants were opened during 2021, and we expect one additional restaurant to open in the coming weeks, which will complete the Company’s development plan for 2021 and bring the total restaurant count to 69.

The following definitions apply to these terms as used in this release:
Same-Restaurant Sales - The change in same-restaurant sales is the percentage change in year-over-year revenue (excluding gift card breakage) for the Comparable Restaurant Base, which is defined as the number of restaurants open for at least 24 full fiscal periods.

Adjusted EBITDA and Adjusted EBITDA Margin - Adjusted EBITDA represents net income (loss) before depreciation and amortization, interest expense and income taxes, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing core operating performance as identified in the reconciliation of net income (loss), the most directly comparable GAAP measure, to Adjusted EBITDA, included in “Non-GAAP Measures” Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of total revenues. See also “Non-GAAP Financial Measures.”

Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin - Restaurant-Level Adjusted EBITDA is defined as revenue, less restaurant operating expenses, which include cost of goods sold, excluding depreciation and amortization, labor expenses, occupancy expenses and other operating expenses. Restaurant-Level Adjusted EBITDA excludes corporate level expenses and depreciation and amortization on restaurant property and equipment. Restaurant-Level Adjusted EBITDA Margin represents Restaurant-Level Adjusted EBITDA as a percentage of revenue. See also “Non-GAAP Financial Measures”.

For more information about the Company’s Non-GAAP measures, how they are calculated and reconciled and why management believes that they are useful, see “Non-GAAP Financial Measures” below.

Earnings Conference Call

The Company will host a conference call to discuss its third quarter financial results on Thursday, November 18, 2021, at 10:00 AM ET. The conference call can be accessed live over the phone by dialing 201-493-6780. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13725004. The webcast will be available at www.portillos.com under the investors section and will be archived on the site shortly after the call has concluded.

About Portillo’s

In 1963, Dick Portillo invested $1,100 into a small trailer to open the first Portillo’s hot dog stand in Villa Park, IL, which he called “The Dog House.” Years later, Portillo’s has grown to include restaurants in more than 67 locations across nine states. Portillo’s is best known for its Chicago-style hot dogs, Italian beef sandwiches, char-grilled burgers, fresh salads and famous chocolate cake. Portillo’s Home Kitchen is the company’s fast-growing catering business. Portillo’s also ships food to all 50 states via its website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "commit," "estimate," "expect," "forecast," "outlook," "potential," "project," "projection," "plan," "intend," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•continued adverse effects of the COVID-19 pandemic or future pandemics or disease outbreaks on our financial condition and results of operations;
•our vulnerability to changes in consumer preferences and economic conditions;
•increases in the cost of our frequently used food items or shortages or disruptions in the supply or delivery of frequently used food items;
•our inability to open new restaurants in new and existing markets;
•the number of visitors to areas where our restaurants are located may decline;
•our inability to generate same-restaurant sales growth;
•our marketing programs and limited-time or seasonal menu offerings may fail to generate profits;
•incidents involving food-borne illness and food safety, including food tampering or contamination, which we may be unable to prevent;
•our inability to compete successfully with other lunch and dinner restaurants; and
•other risks identified in our filings with the Securities and Exchange Commission (the “SEC’).

All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed under the heading “Risk Factors” included in our prospectus, dated October 20, 2021, filed pursuant to Rule 424(b)(4) with the SEC on October 22, 2021, relating to our IPO, which is available on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Fitzhugh Taylor of ICR
Investors@portillos.com

Media Contact:
ICR, Inc.
PortillosPR@icrinc.com
###

PHD GROUP HOLDINGS LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)

	Quarter Ended				Three Quarters Ended
	September 26, 2021		September 27, 2020		September 26, 2021		September 27, 2020
REVENUE	$138,003	100.0%	$119,700	100.0%	$396,044	100.0%	$336,960	100.0%
Restaurant operating expenses:
Cost of goods sold, excluding depreciation and amortization	44,285	32.1%	36,572	30.6%	121,465	30.7%	106,095	31.5%
Labor	36,921	26.8%	29,125	24.3%	102,433	25.9%	87,205	25.9%
Occupancy	7,000	5.1%	6,368	5.3%	20,890	5.3%	18,717	5.6%
Other operating expenses	15,554	11.3%	13,012	10.9%	44,187	11.2%	37,559	11.1%
Total operating expenses	103,760	75.2%	85,077	71.1%	288,975	73.0%	249,576	74.1%
General and administrative expenses	11,750	8.5%	9,706	8.1%	35,755	9.0%	27,918	8.3%
Pre-opening expenses	347	0.3%	544	0.5%	2,307	0.6%	838	0.2%
Depreciation and amortization	5,516	4.0%	6,138	5.1%	18,225	4.6%	18,404	5.5%
Net income attributable to equity method investment	(292)	(0.2)%	(121)	(0.1)%	(651)	(0.2)%	(353)	(0.1)%
Other income, net	(292)	(0.2)%	(514)	(0.4)%	(1,095)	(0.3)%	(1,092)	(0.3)%
OPERATING INCOME	17,214	12.5%	18,870	15.8%	52,528	13.3%	41,669	12.4%
Interest expense	10,683	7.7%	10,766	9.0%	32,124	8.1%	34,298	10.2%
NET INCOME	$6,531	4.7%	$8,104	6.8%	$20,404	5.2%	$7,371	2.2%

Earnings/(loss) per common unit:
Basic	$0.01		$0.06		$0.07		$(0.15)
Diluted	$0.01		$0.05		$0.07		$(0.15)

Weighted-average common units outstanding:
Basic	51,210,222		51,192,285		51,201,100		51,187,878
Diluted	51,581,685		51,410,002		51,569,034		51,187,878

PHD GROUP HOLDINGS LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except common unit and per common unit data)
(unaudited)

	September 26, 2021	December 27, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49,367	$41,211
Restricted cash	190	221
Accounts receivable	5,727	5,204
Inventory	4,399	5,075
Other current assets	7,445	2,915
Total current assets	67,128	54,626
Property and equipment, net	186,621	174,769
OTHER ASSETS:
Goodwill	394,298	394,298
Intangible assets-net of accumulated amortization	260,541	266,180
Equity method investment	16,278	16,015
Other assets	4,596	4,334
Total other assets	675,713	680,827
TOTAL ASSETS	$929,462	$910,222

LIABILITIES, REDEEMABLE PREFERRED UNITS AND COMMON EQUITY
CURRENT LIABILITIES:
Accounts payable	$21,531	$21,427
Current portion of long-term debt	3,324	3,324
Current deferred revenue	3,929	6,774
Accrued expenses	33,482	34,827
Total current liabilities	62,266	66,352
LONG-TERM LIABILITIES:
Long-term debt, net of current portion	466,764	466,380
Deferred rent	30,844	26,694
Other long-term liabilities	6,862	9,516
Total long-term liabilities	504,470	502,590
Total liabilities	566,736	568,942

COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED UNITS	217,549	200,571

COMMON EQUITY:
Common units—51,210,222 and 51,192,434 units authorized, 51,210,222 and 51,192,434 units issued and outstanding as of September 26, 2021 and December 27, 2020	—	—
Stock subscription receivable	—	(499)
Additional paid-in-capital	141,751	141,208
Retained earnings	3,426	—
Total common equity	145,177	140,709
TOTAL LIABILITIES, REDEEMABLE PREFERRED UNITS AND COMMON EQUITY	$929,462	$910,222

PHD GROUP HOLDINGS LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Quarters Ended
	September 26, 2021	September 27, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$20,404	$7,371
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,225	18,404
Amortization of debt issuance costs and discount	2,877	2,901
Loss on sales of assets	130	19
Unit-based compensation	443	564
Deferred rent and tenant allowance	3,099	2,726
Amortization of deferred lease incentives	(289)	(241)
Gift card breakage	(554)	(556)
Changes in operating assets and liabilities:
Accounts receivables	(89)	804
Receivables from related parties	(144)	204
Inventory	676	83
Other current assets	807	572
Accounts payable	(2,511)	(881)
Accrued expenses and other liabilities	(3,634)	583
Deferred lease incentives	690	1,976
Other assets and liabilities	(239)	3,576
NET CASH PROVIDED BY OPERATING ACTIVITIES	39,891	38,105
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(27,687)	(10,138)
Purchase of investment securities	(200)	—
Proceeds from the sale of property and equipment	123	30
NET CASH USED IN INVESTING ACTIVITIES	(27,764)	(10,108)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of short-term debt	—	(15,000)
Payments of long-term debt	(2,493)	(12,493)
Proceeds from Paycheck Protection Program loan	—	10,000
Proceeds from issuance of common units	100	25
Repayment of stock subscription receivable	499	250
Payments for in-process equity financings (offering costs)	(2,108)	—
NET CASH USED IN FINANCING ACTIVITIES	(4,002)	(17,218)
NET INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	8,125	10,779
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF THE PERIOD	41,432	22,629
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF THE PERIOD	$49,557	$33,408

PHD GROUP HOLDINGS LLC
SELECTED OPERATING DATA
(in thousands)
(unaudited)

	Quarter Ended		Three Quarters Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020
Total Restaurants(a)	67	62	67	62
AUV (in millions) (a) (b)	N/A	N/A	$8.0	$8.0
Change in same-restaurant sales (b)	6.8%	(2.1)%	10.6%	(7.2)%
Adjusted EBITDA (in thousands)	$24,202	$26,434	$75,276	$64,297
Adjusted EBITDA Margin	17.5%	22.1%	19.0%	19.1%
Restaurant-Level Adjusted EBITDA (in thousands)	$34,243	$34,623	$107,069	$87,384
Restaurant-Level Adjusted EBITDA Margin	24.8%	28.9%	27.0%	25.9%

(a) Includes a restaurant that is owned by C&O Chicago, L.L.C. ("C&O") of which Portillo’s owns 50% of the equity.
(b) Excludes a restaurant that is owned by C&O of which Portillo’s owns 50% of the equity. In the table above, average unit volumes (“AUVs”) for the three quarters ended September 26, 2021 and September 27, 2020 represent AUVs for the Twelve Months Ended September 26, 2021 and September 27, 2020, respectively.

PHD GROUP HOLDINGS LLC
NON-GAAP FINANCIAL MEASURES
(unaudited)

To supplement the consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA Margin, Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin. Set forth below is a description of the measures and why we believe that they are useful to investors followed by reconciliations to the most directly comparable GAAP measures.

Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin

Restaurant-Level Adjusted EBITDA is defined as revenue, less restaurant operating expenses, which include cost of goods sold, excluding depreciation and amortization, labor expenses, occupancy expenses and other operating expenses. Restaurant-Level Adjusted EBITDA excludes corporate level expenses and depreciation and amortization on restaurant property and equipment. Restaurant-Level Adjusted EBITDA Margin represents Restaurant-Level Adjusted EBITDA as a percentage of revenue. Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin are not required by, nor presented in accordance with GAAP. Rather, Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin are supplemental measures of operating performance of our restaurants. You should be aware that Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin are not indicative of overall results for the Company, and Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin do not accrue directly to the benefit of stockholders because of corporate-level expenses excluded from such measures. In addition, our calculations thereof may not be comparable to similar measures reported by other companies.

We believe that Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin are important measures for evaluating the performance and profitability of our restaurants, individually and in the aggregate. Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin have limitations as analytical tools and should not be considered as a substitute for analysis of our results as reported under GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA represents net income (loss) before depreciation and amortization, interest expense and income taxes, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing core operating performance as identified in the reconciliation of net income (loss), the most directly comparable GAAP measure, to Adjusted EBITDA, included in “Non-GAAP Measures” Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of total revenues.

We use Adjusted EBITDA and Adjusted EBITDA Margin (i) to evaluate our operating results and the effectiveness of our business strategies, (ii) internally as benchmarks to compare our performance to that of our competitors and (iii) as factors in evaluating management’s performance when determining incentive compensation.

We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important measures of operating performance that are useful to investors because they eliminate the impact of expenses that do not relate to our core operating performance. Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measures of operating performance and our calculations thereof may not be comparable to similar measures reported by other companies. Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools and should not be considered in isolation as substitutes for analysis of our results as reported under GAAP.

See below for a reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA and Adjusted EBITDA Margin (in thousands):

	Quarter Ended		Three Quarters Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020
Net income	$6,531	$8,104	$20,404	$7,371
Depreciation and amortization	5,516	6,138	18,225	18,404
Interest expense	10,683	10,766	32,124	34,298
EBITDA	22,730	25,008	70,753	60,073
Deferred rent(1)	781	738	2,375	2,050
Unit-based compensation and consulting fees(2)	337	687	1,611	2,064
Other income(3)	25	(10)	157	45
Transaction-related fees & expenses(4)	329	10	380	65
Adjusted EBITDA	$24,202	$26,434	$75,276	$64,297
Adjusted EBITDA Margin	17.5%	22.1%	19.0%	19.1%
(1) Represents the difference between cash rent payments and the recognition of straight-line rent expense recognized over the lease term.
(2) Represents unit-based compensation and consulting fees related to our former owner.
(3) Represents loss on disposal of property and equipment.
(4) Represents fees and expenses associated with public company readiness.

See below for a reconciliation of operating income, the most directly comparable GAAP measure, to Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin (in thousands):

	Quarter Ended		Three Quarters Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020
Operating Income	$17,214	$18,870	$52,528	$41,669
Plus:
General and administrative expenses	11,750	9,706	35,755	27,918
Depreciation and amortization	5,516	6,138	18,225	18,404
Net income attributable to equity method investment	(292)	(121)	(651)	(353)
Other income, net	(292)	(514)	(1,095)	(1,092)
Restaurant-Level Adjusted EBITDA	$34,243	$34,623	$107,069	$87,384
Restaurant-Level Adjusted EBITDA Margin	24.8%	28.9%	27.0%	25.9%